Exhibit 10.2

FF EAI ROBOTICS INC.

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(United States)

Any capitalized terms used but not defined in this Stock Option Agreement (this “Option Agreement”) shall have the meanings ascribed to such terms in the FF EAI Robotics Inc. 2026 Equity Incentive Plan (as amended from time to time, the “Plan”). In the event of any conflict between this Option Agreement and the Plan, the Plan shall prevail.

NOTICE OF STOCK OPTION GRANT

Name: _________________________________

Address: _________________________________

The Holder named above has been granted an option (the “Option”) to purchase shares (the “Shares”) of common stock, without par value, of FF EAI Robotics Inc., a California corporation (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant: _________________________________

Vesting Commencement Date: _________________________________

Exercise Price per Share: $ _________________________________

Total Number of Shares Granted: _________________________________

Total Exercise Price: $ _________________________________

Type of Option (check one): [   ] Incentive Stock Option [    ] Nonqualified Stock Option

Early Exercise (check one): [   ] Permitted [   ] Not permitted

Term/Expiration Date: _________________________________

Vesting Schedule. Subject to the Holder continuing to be a Service Provider through each vesting date, this Option shall vest and become exercisable as follows: [twenty-five percent (25%)] of the Shares subject to the Option shall vest on the [six (6) month] anniversary of the Vesting Commencement Date; and the remaining [seventy-five percent (75%)] of the Shares subject to the Option shall vest in [thirty-six (36)] substantially equal monthly installments, the first of which shall vest on the first anniversary of the Vesting Commencement Date and each of the remaining [thirty-five (35)] of which shall vest on the same day of each succeeding calendar month, so that the Option shall be fully vested on the [forty-seventh (47th)] monthly anniversary of the Vesting Commencement Date. If a monthly vesting date would fall on a day that does not exist in a given calendar month, the installment shall vest on the last day of that month. Fractional Shares resulting from the foregoing shall be carried forward and shall vest with the final installment.

Termination Period. Any unvested portion of the Option shall terminate immediately upon the Holder ceasing to be a Service Provider. Any vested portion of the Option shall be exercisable for ninety (90) days after the Holder ceases to be a Service Provider, unless such cessation is due to (i) the Holder’s death or disability, in which case any such vested portion of the Option shall be exercisable for twelve (12) months after the Holder ceases to be a Service Provider and shall terminate thereafter, or (ii) the Holder’s termination for Cause or the Holder’s engagement in Detrimental Activity, in which case, to the extent permissible under applicable law, this Option, including any vested portion, shall terminate immediately. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date set forth above, and this Option may be subject to earlier termination as provided in the Plan.

Option Subject to Acceptance of Agreement. This Option shall be null and void unless the Holder accepts this Option Agreement by executing it in the space provided below and returning an executed copy to the Company within fifteen (15) days after the date this Option Agreement is first made available to the Holder for execution.

AGREEMENT

1.	Grant of Option. The Committee hereby grants to the Holder an option to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth therein (the “Exercise Price”), subject to the terms and conditions of this Option Agreement and of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, this Option shall be treated as a Nonqualified Stock Option (“NSO”). Further, if for any reason this Option or any portion of it shall not qualify as an ISO, then, to the extent of such nonqualification, such Option or portion shall be regarded as an NSO granted under the Plan. The Holder acknowledges that an ISO may be granted only to an individual who is on the Date of Grant an employee of the Company or of a parent corporation or subsidiary corporation of the Company within the meaning of Sections 424(e) and 424(f) of the Code, and that an individual employed by an entity that is not the Company, a parent corporation or a subsidiary corporation of the Company on that date is not eligible for ISO treatment. The Holder further acknowledges that ISO treatment depends on the Company continuing to be a parent or subsidiary corporation of the Holder’s employer, and that the Company gives no assurance that it will remain so. In no event shall the Committee, the Company, the Parent or any of their respective subsidiaries, employees or directors have any liability to the Holder or any other person due to the failure of the Option to qualify for any reason as an ISO.

2.	Exercise of Option.

(a)	Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

(b)	Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in such other manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. As a condition to exercise, the Holder must execute and deliver an assignment separate from certificate endorsed in blank, a spousal consent if applicable, a joinder to the Stockholders Agreement if the Company is then party to one, and any other document reasonably required of a stockholder, including any then in effect lock-up agreement, voting agreement, proxy or co-sale agreement. This Option shall be deemed exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding, and all other required documents signed by the Holder.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with all applicable laws, including the availability of an exemption from registration under the Securities Act. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Holder on the date on which the Option is exercised with respect to such Shares.

(c)	Early Exercise. If the Notice of Stock Option Grant provides that early exercise is permitted, then notwithstanding Section 2(a) the Holder may exercise this Option in whole or in part before the Shares subject to it have vested, as permitted by Section 2.1(b) of the Plan. Any such exercise shall be effected by delivery of an executed Early Exercise Stock Purchase Agreement in the form provided by the Company, together with payment in full of the Exercise Price for the Shares being purchased. Shares purchased on an exercise under this Section 2(c) shall be unvested Shares, shall vest on the schedule set out in the Notice of Stock Option Grant as though the Option had not been exercised, and shall remain subject to forfeiture and to the Company’s right under Section 5.3 of the Plan to repurchase them at the Exercise Price paid for them until they vest. An exercise under this Section 2(c) does not accelerate vesting. If the Notice of Stock Option Grant does not provide that early exercise is permitted, this Option may be exercised only to the extent it has vested.

(d)	Section 83(b) Election on an Early Exercise. The Holder acknowledges that an election under Section 83(b) of the Code may be available with respect to Shares purchased on an exercise under Section 2(c), that any such election must be filed with the Internal Revenue Service no later than thirty (30) days after the date the Shares are transferred and that this period cannot be extended, that the Company does not make or file any such election on the Holder’s behalf and does not undertake to notify the Holder of the availability of or the deadline for any such election, and that Section 4.20 of the Plan requires the Holder to deliver to the Company a copy of any election so filed together with proof of timely filing. The Holder is advised to consult the Holder’s own tax advisor.

(e)	Effect of Early Exercisability on ISO Treatment. If this Option is an ISO and the Notice of Stock Option Grant provides that early exercise is permitted, the Holder acknowledges that Shares as to which this Option becomes exercisable before they vest are taken into account under the one hundred thousand dollar ($100,000) limitation of Section 422(d) of the Code in the calendar year in which this Option first becomes exercisable as to those Shares, and that the portion of this Option in excess of that limitation shall be treated as a Nonqualified Stock Option.

3.	Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following or a combination thereof, at the election of the Holder and if and to the extent permitted by the Committee in its sole discretion: (a) cash; (b) check; (c) a net exercise, by authorizing the Company to withhold whole Shares otherwise deliverable on exercise having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate Exercise Price; or (d) surrender of other Shares which (i) shall be valued at Fair Market Value on the date of exercise and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, but only if accepting such Shares would not, in the sole discretion of the Committee, result in adverse accounting consequences to the Company or the Parent. The Holder acknowledges that no cashless exercise or broker-assisted sale program exists or is required to be established, and that no promissory note or other extension of credit by the Company or the Parent may be used to pay the Exercise Price.

4.	Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, would constitute a violation of any applicable law.

5.	Holder Representations. As a condition to each exercise of this Option, the Holder shall represent and warrant to the Company that: (a) the Holder is acquiring the Shares for the Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; (b) the Holder understands that the Shares have not been registered under the Securities Act or any state securities laws, are being issued in reliance on Rule 701 or Section 4(a)(2) thereof, and may not be transferred except pursuant to an effective registration statement or an available exemption; (c) if the Committee has determined under Section 4.18 of the Plan that the offer and sale of the Shares is made in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, the Holder is an accredited investor within the meaning of Rule 501(a) under the Securities Act or, if not, the Holder either alone or with the Holder’s purchaser representative has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and the Holder shall furnish the Company such information as it reasonably requests to confirm the foregoing; (d) the Holder understands that there is no public market for the Shares, that none may ever develop, that the Shares are subject to the transfer restrictions, right of first refusal, repurchase right, drag-along, voting, proxy and market standoff provisions of Article V of the Plan and of any Stockholders Agreement, and that the Holder may be required to bear the economic risk of the investment indefinitely; (e) the Holder has had an opportunity to ask questions of, and receive answers from, the Company concerning the Company, the Parent and the terms of the Shares, and has had access to such information as the Holder considers necessary to make an informed investment decision; and (f) the Holder is able to bear the complete loss of the Holder’s investment in the Shares. The Company may require such additional representations, and such further evidence, as it deems necessary to establish the availability of an exemption from registration.

6.	California Securities Law. The offer and sale of the Shares in the State of California is intended to be exempt from qualification under Section 25102(o) of the California Corporations Code or, where the Committee has so determined under Section 4.18 of the Plan, under Section 25102(f) of that code. Where the exemption relied upon is Section 25102(o), this Option Agreement is intended to satisfy the requirements applicable to that exemption, including Sections 260.140.41 and 260.140.42 of Title 10 of the California Code of Regulations. Accordingly, the Exercise Price is not less than one hundred percent of the Fair Market Value of a Share on the Date of Grant, and the term of this Option does not exceed ten (10) years; provided that, if this Option is designated an Incentive Stock Option and the Holder is on the Date of Grant a Ten Percent Holder within the meaning of Section 2.1(a) of the Plan, the Exercise Price is not less than one hundred ten percent of the Fair Market Value of a Share on the Date of Grant and the term of this Option does not exceed five (5) years. In addition, the post-termination exercise periods set forth in the Notice of Stock Option Grant are not less than thirty (30) days and, in the case of death or disability, not less than six (6) months, and the Company’s repurchase right under Section 5.3 of the Plan is exercisable with respect to a vested Share only at Fair Market Value. The Holder acknowledges the following legend, which shall appear on any certificate or book entry evidencing the Shares:

THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF FINANCIAL PROTECTION AND INNOVATION OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.	Transfer Restrictions; Company Rights. The Option and the Shares are subject in all respects to Article V of the Plan, the terms of which are incorporated herein by reference, including without limitation (a) the prohibition on transfer set forth in Section 5.1, (b) the right of first refusal set forth in Section 5.2, (c) the Company’s right to repurchase the Shares at Fair Market Value upon the Holder ceasing to be a Service Provider, exercisable within ninety (90) days after the later of the date the Holder ceases to be a Service Provider and the date the Shares are acquired, as set forth in Section 5.3, (d) the drag-along obligation set forth in Section 5.4, and the obligation to join any Stockholders Agreement to which the Company is then party, (e) the agreement to vote in proportion with the Parent, the related proxy, and the limitations on information and inspection rights, set forth in Section 5.5, together with the Company’s obligation to furnish annual financial statements and the Holder’s confidentiality undertaking under Section 5.9, (f) the market standoff obligation set forth in Section 5.6, and (g) the legend and stop transfer provisions set forth in Section 5.7. The Holder acknowledges having read Article V of the Plan and agrees to be bound by it.

8.	Corporate Transactions. The Holder acknowledges that, in the event of an Acquisition or an Other Combination, this Option will be subject to the agreement evidencing that transaction, which need not treat all outstanding awards in an identical manner, and that as provided in Section 4.8 of the Plan such agreement may without the Holder’s consent provide for the continuation, assumption or substitution of this Option, for its full or partial acceleration, for its settlement in cash or securities followed by cancellation, or for its termination. The Holder further acknowledges that, immediately following such a transaction, this Option will terminate and cease to be outstanding except to the extent it has been continued, assumed or substituted, and that no portion of this Option will vest, become exercisable or be settled automatically by reason of such a transaction.

9.	Non-Transferability of Option. This Option may not be transferred or pledged in any manner other than by will, by the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company as contemplated by Sections 4.4 and 4.11 of the Plan, and may be exercised during the lifetime of the Holder only by the Holder. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Holder.

10.	Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the terms of the Plan and this Option Agreement.

11.	Tax Obligations.

(a)	Tax Withholding. The Holder agrees to make appropriate arrangements with the Company, the Parent or the entity employing or retaining the Holder for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to any exercise of the Option or disposition of the Option or the Shares (“Required Tax Payments”). The Holder acknowledges and agrees that the Company may, in its discretion, refuse to honor any exercise, refuse to deliver Shares, or deduct Required Tax Payments from any amount then or thereafter payable by the Company or the Parent to the Holder, if any Required Tax Payments are not delivered at or prior to the time of exercise. Because the Holder may be employed by the Parent or an affiliate of the Parent while providing services to the Company, the Holder authorizes withholding by any of them and consents to their sharing of information necessary to determine and satisfy the withholding obligation.

(b)	Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if the Holder sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant or (ii) the date one (1) year after the date of exercise, the Holder shall immediately notify the Company in writing of such disposition. The Holder acknowledges that in such event the Holder may be subject to income tax withholding on the compensation income recognized.

(c)	Section 409A and Valuation. The Holder acknowledges that the Exercise Price has been set at the Fair Market Value of a Share on the Date of Grant as determined in good faith by the Committee. Under Section 409A of the Code, an option granted with an exercise price that is determined by the Internal Revenue Service to be less than fair market value on the date of grant, or that covers other than “service recipient stock,” may be treated as deferred compensation, which may result in (i) income recognition by the Holder prior to exercise, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges, as well as additional state income, penalty and interest charges. The Holder acknowledges that neither the Company nor the Parent has guaranteed that the Internal Revenue Service will agree with the Committee’s valuation or that the Shares will be treated as service recipient stock with respect to the Holder, and that this question is of particular significance where the Holder is employed by the Parent or an affiliate of the Parent and provides services to the Company under a services agreement. The Holder agrees that if the Internal Revenue Service determines that this Option was granted with an exercise price less than fair market value, or covers other than service recipient stock, or is deferred compensation within the meaning of Section 457A of the Code, the Holder shall be solely responsible for all resulting taxes, penalties, interest and costs.

12.	Confidentiality and Material Non-Public Information. The Holder acknowledges that the Company may from time to time be a subsidiary of an entity whose securities are registered under Section 12 of the Exchange Act, that information concerning the Company and the Plan may in that case constitute material non-public information concerning that entity, and that the securities laws of the United States prohibit any person in possession of such information from purchasing or selling that entity’s securities or from communicating such information to any other person who may do so. The Holder agrees to hold all such information, including any disclosure delivered under Rule 701 and the Company’s financial statements, in strict confidence, to use it solely in connection with the Holder’s awards under the Plan, and to comply with any insider trading policy applicable to the Holder and any trading blackout imposed.

13.	Clawback and Forfeiture. This Option, the Shares, and any proceeds thereof are subject to Section 4.12 of the Plan and to any clawback or recoupment policy adopted by the Company or the Parent from time to time, or as otherwise required by law. In addition, if the Holder engages in Detrimental Activity or is terminated for Cause, the Committee may cancel this Option, whether or not vested.

14.	Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Parent or the entity employing or retaining the Holder, on the one hand, and the Holder, on the other, with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by a writing signed by the Company and the Holder, other than an amendment permitted by Section 4.2 or an action taken under Section 4.7, 4.8 or 4.17 of the Plan or Article V of the Plan. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

15.	No Guarantee of Continued Service. The Holder acknowledges and agrees that the vesting of the Option pursuant to the Vesting Schedule is earned only by continuing as a Service Provider at the will of the Company, the Parent or the entity employing or retaining the Holder, and not through the act of being hired, being granted this Option or acquiring Shares. The Holder further acknowledges and agrees that this Option Agreement, the transactions contemplated hereunder and the Vesting Schedule do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with the Holder’s right, or the right of the Company, the Parent or the entity employing or retaining the Holder, to terminate the Holder’s relationship as a Service Provider at any time, with or without cause. The Holder further acknowledges that the services agreement between the Company and the Parent under which the Holder may provide services to the Company may be terminated or amended at any time, and that no such termination or amendment shall give rise to any claim under the Plan or this Option Agreement.

16.	Acknowledgments. The Holder acknowledges receipt of a copy of the Plan and represents that the Holder is familiar with its terms and provisions, and hereby accepts this Option subject to all of them. The Holder has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all terms and conditions of the Option. The Holder agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Option Agreement, and agrees to notify the Company upon any change in the residence address indicated below.

By the Holder’s signature below, the Holder acknowledges and agrees that the grant of this Option is in full satisfaction of any oral or written promise to grant a stock option, equity or any equity-related interest in the Company, the Parent or any of their respective subsidiaries, including any promise set forth in an offer letter or other agreement and any related oral discussions (a “Promised Interest”). Accordingly, the Holder irrevocably and unconditionally releases and forever discharges the Company, the Parent and their respective subsidiaries, and each of their respective successors, assigns, directors, officers, employees, consultants, agents, representatives, members, stockholders and affiliates, from any obligation to issue any securities or any other compensation in respect of the Promised Interest, and from any and all claims, liabilities or obligations, whether now existing or hereafter arising, which in any way relate to or arise out of the Promised Interest.

The Holder acknowledges that the Holder has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Holder expressly waives the protection of Section 1542 and of any comparable statute or common law principle of any other jurisdiction, with respect to the Promised Interest.

HOLDER

Signature: _________________________________

Print Name: _________________________________

Residence Address: _________________________________

Date: _________________________________

FF EAI ROBOTICS INC.

By: _________________________________

Print Name: _________________________________

Title: _________________________________

Date: _________________________________

EXHIBIT A

EXERCISE NOTICE

FF EAI Robotics Inc.

Attention: Stock Administration

1.	Exercise of Option. Effective as of today, ____________, the undersigned (the “Holder”) hereby elects to exercise the Holder’s option (the “Option”) to purchase ________ shares (the “Shares”) of common stock, without par value, of FF EAI Robotics Inc., a California corporation (the “Company”) under and pursuant to the FF EAI Robotics Inc. 2026 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ____________ (the “Option Agreement”). Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan or the Option Agreement. This Exercise Notice may be used only to exercise the Option to the extent it has vested. An exercise before vesting, if permitted under Section 2(c) of the Option Agreement, is effected by delivery of an Early Exercise Stock Purchase Agreement and not by this Exercise Notice.

2.	Delivery of Payment. The Holder herewith delivers to the Company the full Exercise Price of the Shares, as set forth in the Option Agreement, and all withholding taxes due in connection with the exercise of the Option. As a condition to exercise, the Holder also delivers herewith an executed joinder to the Stockholders Agreement if the Company is then party to one, an assignment separate from certificate endorsed in blank, a spousal consent if applicable, and any lock-up, voting, proxy or co-sale agreement requested by the Company.

3.	Representations of the Holder. The Holder acknowledges that the Holder has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Holder hereby makes, as of the date hereof, each of the representations and warranties set forth in Section 5 of the Option Agreement.

4.	Rights as Stockholder. Until the issuance of the Shares, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, no right to receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Holder as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as expressly provided in the Plan. The Shares are subject to the voting agreement, the related proxy and the limitations on information and inspection rights set forth in Section 5.5 of the Plan.

5.	Tax Consultation. The Holder understands that the Holder may suffer adverse tax consequences as a result of the Holder’s purchase or disposition of the Shares. The Holder represents that the Holder has consulted with any tax advisors the Holder deems advisable in connection with the purchase or disposition of the Shares and that the Holder is not relying on the Company or the Parent for any tax advice.

6.	Restrictive Legends and Stop-Transfer Orders. The Holder understands and agrees that the Company may cause the legends described in Section 5.7 of the Plan, together with any other legends required by the Company or by applicable securities laws, to be placed upon any certificate or book entry evidencing ownership of the Shares, and that the Company may issue appropriate stop transfer instructions to its transfer agent, if any, and make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of the Plan, the Option Agreement or this Exercise Notice, or to treat as the owner of such Shares, or to accord any rights to, any purported transferee to whom such Shares have been so transferred.

7.	Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to one or more assignees, including the Parent, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Exercise Notice shall be binding upon the Holder and the Holder’s heirs, executors, administrators, successors and assigns.

8.	Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Holder forthwith to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

9.	Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10.	Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements with respect to the subject matter hereof.

SUBMITTED BY: HOLDER

Signature: _________________________________

Print Name: _________________________________

Address: _________________________________

ACCEPTED BY: FF EAI ROBOTICS INC.

By: _________________________________

Print Name: _________________________________

Title: _________________________________

Date Received: _________________________________

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